Form C

Cover Page

Name of issuer:

Strive Tech Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/28/2016

Physical address of issuer:

18912 North Creek Parkway
Bothell WA 98011

Website of issuer:

http://www.wearstrive.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

3/6/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$17,637.00	$5,000.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$5,000.00
Short-term Debt:	$400.00	$20,400.00
Long-term Debt:	$218,619.00	$10,310.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($143,647.00)	($25,160.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Strive Tech Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Nikola Mrvaljevic	CEO and president	Strive Tech Inc.	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Nikola Mrvaljevic	President	2016
Nikola Mrvaljevic	CEO	2016
Filipp Shpomer	Treasurer	2016
Carsten Winsnes	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Filipp Shpomer	2560000.0 Common Stock	32.0
Carsten Winsnes	2560000.0 Common Stock	32.0
Nikola Mrvaljevic	2880000.0 Common Stock	36.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Inventory - In order to succeed the company needs to be able to reliably produce inventory to meet customer demand. Should there be an issue with production, the company's projected revenues could be negatively impacted.

Manufacturing - Setting up seamless supply chain is an objective that hasn't been established yet. Given tight resources, the company has had to develop a small number of molds, requiring manufacturing to be done by hand instead of using injection molding. This mode of production leads to slower production and is more prone to errors.

Competition - As our industry gains traction, other companies may go after smart clothing given the attention its getting from college and professional teams. Our competition may have more resources or personnel than we do.

Data Regulations - Handling and ownership of data is continuosuly being negotiated between players' associations and professional leagues. This is something Strive will have to monitor as one of the revenue streams is focused on monetization of data.

Bandwidth - The team is currently focused on selling to sports markets (college and pro). With an opportunity to sell to military and consumer, there is a risk that we may not have enough resources or bandwidth to support all three markets.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company is an early stage company incorporated in June 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. The Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company., especially given that it is pre-revenue. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 30% will be used for manufacturing, specifically improving the efficiency through additional capital expenses and building an inventory for easier and quicker deployment. 5% will be used for traveling to address the funnel and train customers. 60% will be used for hiring software and hardware engineering support along with account managers. 5% will go towards the WeFunder fees.

If we raise: **$107,000**

Use of Proceeds: 30% will be used for manufacturing, specifically improving the efficiency through additional capital expenses and building an inventory for easier and quicker deployment. 5% will be used for traveling to address the funnel and train customers. 60% will be used for hiring software and hardware engineering support along with account managers. 5% will go towards the WeFunder fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $5M valuation cap; 20% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

The Convertible Notes: We are offering securities in the form of a Convertible Notes, which provides Investors the right to Common Stock.

Interest: Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to **6%** per annum, compounded annually and computed on the basis of the 360-day year of twelve 30-day months.

Maturity: Unless converted as provided in Section 2 or 3 of the Convertible Note, principal and any accrued but unpaid interest under this Note shall be due and payable upon demand of the Holder any time on or after 12 months ("Maturity Date" from the "Effective Date". Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

Conversion to Common Stock: Principal and accrued interest shall be converted on or before the Maturity Date into equity securities issued in the Company's next equity financing in an aggregate amount of at least **$2,000,000** (excluding conversion of the Notes) (the "Next Equity Financing").The conversion price of the Notes will be equal to **80%** of the price per share paid by other investors for a majority of shares of equity securities issued in the Next Equity Financing.

In the event the Note Conversion Price exceeds the quotient obtained by dividing (x) **$5,000,000** by (y) the sum of (1) the total number of shares of Common Stock outstanding (assuming full conversion and exercise of all convertible or exercisable securities other than the Notes) and (2) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board of Directors, each Note shall automatically be converted into such number of shares of equity securities issued in the Next Equity Financing determined by dividing the outstanding principal and accrued interest of each Note by the price per share at which the majority of shares of equity securities issued in the Next Equity Financing are sold, and the holder of each Note shall also be issued at par value that number of shares of Common Stock necessary so that the average purchase price per share of such Common Stock together with the shares of equity securities issued in the Next Equity Financing issued upon conversion of each Note is equal to the price per share determined by dividing (x) $5,000,000 by (y) the sum of (1) the total number of shares of Common Stock outstanding (assuming full conversion and exercise of all convertible or exercisable securities other than the Notes) and (2) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board of Directors.

Voting Rights: Investors in this Convertible Note, upon conversion to common stock, will receive voting rights

Subordination: The Notes will be subordinate in right of payment to all current and future indebtedness to banks and other financial institutions.

Change of Control

In the event of a change of control prior to repayment in full of the Notes, immediately prior to such change of control, the outstanding principal and accrued interest on each Note shall, on the election of the holders of a majority in interest of the Notes, (i) become immediately due and payable or (ii) convert into shares of the Company's Common Stock at a price per share equal to the quotient obtained by dividing (x) $5,000,000 by (y) the sum of (1) the total number of shares of Common Stock outstanding (assuming full conversion and exercise of all convertible or exercisable securities other than the Notes) and (2) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board of Directors.

Upon a change of control, each Note holder's right to receive the change of control payment above is contingent on such Note holder's participating with the Company's members or stockholders (as applicable), pro rata based on the proceeds received in the transaction, in any escrow and indemnification provisions applicable to the transaction.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☐ Yes:
☑ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended only
with the written consent of the Company and the holders of at least a majority in interest of the
Notes. Any amendment or waiver effected in accordance with this Section 11(c) of the contract shall be binding
upon the Company, each Holder and each transferee of any Note.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	8,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	2,000,000

Describe any other rights:

Options convert into common stock. 120,750 of the 2,000,000 available options had been issued.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Certain outstanding convertible notes may have different terms (e.g. valuation cap, interest rate, discount, etc.).

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of Common or Preferred Stock. As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock, Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than $25 million, the amount invested divided by the quotient of (a) the Valuation Cap ($25 million) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Common or Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Common or Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

unrelated third party valuations;
the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
our results of operations, financial position and capital resources;
current business conditions and projections;
the marketability or lack thereof of the securities;
the hiring of key personnel and the experience of our management;
the introduction of new products;
the risk inherent in the development and expansion of our products;
our stage of development and material risks related to our business;
the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
industry trends and competitive environment;
trends in consumer spending, including consumer confidence;
overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
the general economic outlook.
We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	04/01/17
Amount	$435,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Valuation cap	$5,000,000.00
Maturity date	04/01/19

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2017	Section 4(a)(2)	Convertible Note	$435,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Strive improves existing clothing to monitor key body performance indicators including muscle action, heart rate, and motion. This data, provided in real-time, allows users to evaluate their performance and fatigue levels, helping them perform better, longer.

Strive is currently focusing on the athletic market, working with academic and professional athletes to establish our brand and develop the best possible products and services. In 2019, we will expand our focus to include the military and consumer markets. Once available to the consumer market, Strive will position itself as an acquisition target for larger consumer brands with the scale and leverage to expand Strive's technology even further.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Strive Tech Inc. was incorporated in the State of Delaware in June 2016.

Since then:

- Product used by 9 NCAA athletic programs, including the University of Tennessee and the University of West Florida.
- Our sales funnel consists of 75 NCAA, NFL, NBA teams waiting to use our products.
- We have IP rights around our analytics and data science.

Historical Results of Operations

Our company was organized in June 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $17,637, including $0 in cash. As of December 31, 2016, the Company had $5,000 in total assets, including $0 in cash.
- *Net Loss.* The Company has had net losses of $143,647 and net losses of $25,160 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $219,019 for the fiscal year ended December 31, 2017 and $30,710 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $435,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 5 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Strive Tech Inc. cash in hand is $22,431, as of August 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $17,554/month, for an average burn rate of $17,554 per month. Although we cannot guarantee it, our intent is to be profitable in 10 months. The company is currently pre-revenue as it continues to test its prototype.

There have been no significant changes in our financials since the date our statements cover.

While we cannot guarantee it, over the next 3-6 months we expect to start seeing meaningful revenue. Because we already have some inventory of the product, we will plan to not increase our inventory for the next two months and minimize expenses. However, in the medium term we will expect to begin spending funds on hiring additional employees and further manufacturing.

Within last two months, our monthly spending fell down by 27% which was the direct result of completed product development and no need for additional prototype development. In lieu of a successful Wefunder campaign, we will approach institutional investors for further funding.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Nikola Mrvaljevic, certify that:

(1) the financial statements of Strive Tech Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of Strive Tech Inc. included in this Form reflects accurately the information reported on the tax return for Strive Tech Inc. filed for the fiscal year ended 2017.

Nikola Mrvaljevic
CEO and president

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.wearstrive.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Strive Tech Inc Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Carsten Winsnes
Filipp Shpomer
Nikola Mrvaljevic

Appendix E: Supporting Documents

Strive_Tech_Term_Sheet.pdf



INVEST IN STRIVE TECH

maximum target met

$0

raised of $0 maximum target from 0 investors

Monitoring athlete's performance through integrated, smart wearables

Strive improves existing clothing by integrating smart-data modules to monitor key body performance indicators like muscle action, heart rate, and motion. This data, provided in real-time, allows users to evaluate their performance and fatigue levels, helping them perform better, longer, and safer.



Nikola Mrvaljevic
CEO
Ex-pro athlete determined to help athletes become better and coaches train them better.

Why you may want to invest

1. Product used by 9 NCAA athletic programs, including the University of Tennessee and the University of West Florida.
2. Our sales funnel consists of 75 NCAA, NFL, NBA teams waiting to use our products.
3. We have IP rights around our analytics and data science.
4. We can upgrade any compression clothing to be smart.

Our Ambition

Strive is currently focusing on the athletic market by working with academic and professional athletes to establish our brand and develop the best possible products and services. In 2019, we will expand our focus to include the military and consumer markets. Once available to the consumer market, Strive will position itself as an acquisition target for larger consumer brands with the scale and leverage to expand Strive's technology even further.

Strive_-_Player_Tracking_Demo.mp4

Strive_Tech_-_Overview.pdf

wearstrive.com

Seattle, Washington

$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

$5M valuation cap

6% interest
20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return

Learn more about convertible notes

Investor perks

$250+
Get Strive T-shirt and get on the early supporter list.

$5,000+
Get free shorts and software. Get Strive T-shirt and get on the early supporter list.

$10,000+
Get free shorts and software including customized data analytics. Get Strive T-shirt and get on the early supporter list.

$30,000+
Ticket to Seattle and one night stay to meet the team. Get free shorts and software including customized data analytics. Get Strive T-shirt and get on the early supporter list.

see less

software hardware tech b2b technology b2c

Why I Like Strive Tech

> *Looking at all of this live, it's a pretty unique concept. Watching it live is the only way you can get a full evaluation and understanding of the session but also of the player. Player-friendly is the key, and making sure that the player has a garment on that is not restricting their movement and they have no idea that they're actually being tracked.*



Brad Roll

20-YEAR NFL COACHING VETERAN, MEMBER OF THE USA STRENGTH AND CONDITIONING COACHES HALL OF FAME

sport techie

Strive Tech Compression Shorts Monitor Internal, External Training Load

A new pair of compression shorts made by Strive Tech will measure an athlete's internal and external training loads. The company's founder learned his lesson on the balance between performance and fatigue the hard way.
July 23, 2018 @ sporttechie.com

Lack of Precise Stress Measurement Costs Billions

Improving athletic performance requires a delicate balance of stress (training) and recovery (rest), but athletes and consumers have little to no methods of quantifying the relationship between stress and recovery. The lack of precise measurement costs the industry billions and is responsible for millions of yearly injuries, including 60% of military injuries.



We Make Any Apparel Smart With Sensor Integration

Our integrated belt buckle is agnostic with any clothing, turning your normal workout shorts into a smart compression system that meets users' comfort needs while providing detailed insights into performance, fatigue, and recovery, all while being as simple to use as any piece of clothing.


Natural Fit
Same compression clothing that you already love, only smarter.
Washable
Treat it the same way as your current gear, machine washable and dryer friendly.
Motion, Muscle, and Heart
Performance monitoring is more than a single metric, capture all the important ones
Real-Time Analysis
Actionable insights delivered to you as they happen

Real-Time Performance Analytics

After working out with our sensor integration, our software provides data to users in real-time to understand any performance anomalies. We offer insights into what it takes for each athlete to perform at their max through automated, easy to understand reporting with no additional labor.


Intuitive Reports
• Automatically generate reports for players, groups, and teams after each practice
• Share reports with other people online or as printable PDF documents
• No need for formatting or any work to generate reports
Real Time Data
• See how players are performing in real time on any device
• Quickly get any reports and warnings around player performance
• Data is always recorded on modules assuring that no data is lost in the process

Let's Improve Athletic Performance Together

Dear Investors,

"Oh no, another wearable" ... if those were your first words or thoughts, I ask you to pause for a second and give me a chance to explain why Strive is going to change the way people look at performance, fatigue, and fitness. We didn't start with an idea to build the next wearable fad. As ex-athletes (professional and NCAA), we wanted to finally solve the problem that fatigue and performance present to players, coaches, military personnel, and consumers. We fundamentally reinvented clothing by integrating a lab into existing clothing.

Why does this matter? It matters because as you're reading this, whatever shorts, shirt, or pants you are wearing right now should be able to give you information that matters to you. That's the world we see. The world in which the right data and insights are provided to you. This might seem all grandiose, but as you know, we've been held back by all gadgets and accessories, always making the trade-off by accepting discomfort for few data points. At Strive, we didn't want to take that path. Finally, by combining muscle, heart, and motion measurements for the first time, we can present data that so far has never been measured in real-time.

So far, we developed our technology and delivered it to customers with $390K of funding. We are very efficient with money and believe that every dollar has its purpose. This money will be used to address our production funnel and deliver products to customers that are currently on the wait-list and address our inventory.

Why would you want to join our investment team? Because you agree that fitness and fatigue should not be limited to athletes only -- it should be available to everyone. We have poured blood, sweat, tears, and a lot of coffee to see Strive become a solution unlike any other. Sports is our initial market, but there are a lot of applications within the military, industrial, and medical markets that can be solved using Strive technology. We still believe that data is the future and what will ultimately position Strive as a leading solution.

We are well on our journey toward changing the fitness game. We hope you will join us for this ride!

-Nikola Mrvaljevic and Carsten Winsnes

The Numbers

Strive is actively working to increase customer acquisition efficiency while growing our funnel of professional and college teams.

$3.5M	682	35	$75K
Potential of active funnel if fully realized	Number of users	Number of teams	Customer lifetime value

$3,500
Customer acquisition cost per team

Meet the Founders



Nikola Mrvaljevic

CEO

Ex-pro athlete determined to help athletes become better and coaches train them better.



Carsten Winsnes

COO

Serial entrepreneur with background in large system development, apps, data management.

AND THE REST OF THE TEAM



Justin Warren

Director of Customer Success

Previously Director of operations in medical industry and experienced Account Success Manager.



Quinn Abrahams-Vaughn

Firmware Engineer

Firmware developer with focus on embedded systems and machine learnning



Justin Herx

Mechanical Engineer

Engineer with cross-functional experience in materials, mechanical engineering, and electronics.

Interview

– COLLAPSE ALL

WF: What Customer problem does your product and/or service solve?

ST: Fitness is complex! A lot of companies claim that they do it right, whether it's through heartbeats, motion, gait, or breath rates. It requires many tools, which makes it complex, expensive, limited, and slow. It doesn't just affect athletes, but anyone who pushes their body: military members, firefighters, exercise enthusiasts, FedEx warehouse workers, etc. At Strive, we've developed smart compression clothing that monitors 3 key indicators of performance and fatigue: muscle, heart, and motion. Correlating this data allows for the quantification of performance, shows the root cause of fatigue, and predicts how a person will perform the next day. One of our key differentiation points is our ability to upgrade current compression clothing that athletes or military use to empower the human performance.

WF: How big is the market?

ST: Our total addressable market is based on sizing from three individual markets: sports, military/homeland security, and consumer. All sizing is limited to U.S. markets, as an expansion to a worldwide market would increase sizing by an estimated 70%.

The sports market includes college and professional sports. Today, there are ~460,000 college athletes and ~15,000 professional athletes. With each athlete valued at $3,000, total sports market is $950M.

The military and homeland security market is comprised of 1.1M military members, 350,000 firefighters, and 50,000 police officers. With each individual valued at $2,000, the total market value is $1.1B.

The consumer market includes 25M people considered advanced consumers, which we have defined as an individual who works out at least 5x per week, is focused on performance, and uses at least one other method to monitor his/her progress. Each consumer is valued at $275, making the total consumer market value $6.9B.

Our final market opportunity is medical and industrial professionals. There are currently 50M chiropractic and physical therapy providers, warehouse workers, and industrial technicians. Valuing each of these customers at $275 brings this market to $13.8B.

WF: How does Strive make money?

ST: Strive makes money from software, hardware, installation, and data.

Our revenue model will start by selling software and hardware as key revenue drivers. As adoption increases, our main revenue drivers will transition from hardware and software to data. Data will become the key revenue driver serving athletes, apparel brands, broadcasting and entertainment companies, and consumers.

WF: How do you acquire customers?

ST: Within the sports market, we have leveraged the tightly-knit community of strength and conditioning coaches. Within this group, we have found a strong network effect and have built our funnel quickly and extensively through word-of-mouth.

In addition to our efforts with coaches, Strive attends the three largest strength and conditioning conferences: NSA, CSCCa, and Coaches Conference. At each, we present our technology and meet with coaches and influencers in the performance field.

Strive will focus on increasing product stickiness through data and predictive analytics. By storing, using, and learning from customer data, Strive becomes more valuable over time.

WF: Who are your competitors?

ST: Strive's biggest competition is manual data tracking. For most teams, this is the status quo: coaches maintaining spreadsheets, using pen & paper, and trusting their instincts. While obviously the most affordable, this option is the riskiest, leading to errors and increasing risk of injury.

Other competitors are:

STATSports – Motion based monitoring system with heart rate input. While somewhat effective at motion tracking, the hardware is extremely limited.
Catapult Sports – GPS-based system limited to motion tracking, so no biological data collected.
Zebra – Motion tracking system using cameras and RFID tags, resulting in prohibitively high upfront costs.
Zephyr – Module-based system that allows players to track movement and heart load only. Customers note products are of lower quality.
Polar – Low-end heart rate monitor for tracking basic heart parameters only.

WF: What makes Strive different?

ST: Strive stands out in its field for several reasons:

We believe that we're the first product to offer fully-integrated monitoring of three key performance indicators: muscles, heart, and motion. Other products track one or two of these -- Strive combines all three, finally allowing users to see the full picture of their body's performance.

We can monitor performance indoors and outdoors, as other products only capture one or the other, meaning users are either required to invest in multiple systems at massive cost or are making assumptions based on tracking only a fraction of their practices and games.

Unlike our competitors, Strive products are fully machine washable and dryer-friendly. Players also love that Strive technology is integrated into the compression clothing they already know and love.

Strive currently has over 10 premier professional and college coaches working around the clock to help improve the product and create the most useful solution on the market. They are invested in the product because they see that it is completely changing the way coaches gather and use data.

Strive's wellness-tracking software complements our hardware to deliver a 360-degree view of a players physical, mental, and emotional experience. Unlike our competitors' wellness offerings, which are time-intensive and difficult to follow, Strive's surveys take less than thirty seconds for players to complete, resulting in skyrocketing completion rates.

We often hear coaches say that competing products' output requires hours of their time to interpret. Coaches begrudgingly say the time is "worth it because [it's the only way] I get to see how my athletes perform." Strive's focus on meaningful, actionable data solves this problem. Data is presented in an intuitive, user-friendly dashboard featuring simple, beautiful graphics coaches can quickly understand, meaning they spend less time staring at screens and more time actually coaching.

WF: Why are you the right team to make this happen?

ST: The co-founding team consists of ex-athletes, serial entrepreneurs, biomedical engineers, and computer scientists. This unique combination of expertise means we think differently about the intersection of science, software, and hardware and allows us to take a one-of-a-kind approach to developing our products.

Carsten, our COO, is a serial entrepreneur and ex-collegiate athlete who has started scaled companies. Most recently, Carsten helped build a medical software company as COO. He is a one-man band responsible for data processing, software and app development, and system architecture.

Nikola, our CEO, is an ex-athlete and engineer meets product manager. His background in biomedical engineering and body performance, combined with his passion for product development, allow him to help coaches and athletes by providing the science behind Strive.

In addition to our unique combination of experience and education, the team is endlessly gritty. Throughout this process, the team has been dedicated to bringing Strive's products to life, often coming with creative solutions in order to keep moving forward. One example was diving into material science and developing own sensors in our kitchen in order to successfully demo the product with teams in 2017. The team has seen quite a few obstacles and plowed through each one to get to the final product.

WF: How will Strive use this funding?

ST: We will scale manufacturing to address significant unmet demand from college and professional sports teams, plus scale the team to support existing and new customers, continue product development, and establish the Strive brand.

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RISKS

1. Inventory - In order to succeed the company needs to be able to reliably produce inventory to meet customer demand. Should there be an issue with production, the company's projected revenues could be negatively impacted.

2. Manufacturing - Setting up seamless supply chain is an objective that hasn't been established yet. Given tight resources, the company has had to develop a small number of molds, requiring manufacturing to be done by hand instead of using injection molding. This mode of

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Strive Tech is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

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